Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

                                                                                              .

(Exact Name of Registrant as Specified in its Charter)

                                          Warrantee Inc.                                         .

((Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common shares(3)	457(a)	3,185,500	$4.00	$12,742,000	0.00011020	$1,404.17
	Equity	Common shares(4)	457(a)	1,480,000	$4.00	$5,920,000	0.00011020	$652.38
Fees Previously Paid		--	--	--	--	--	--	--
	Total Offering Amounts					$18,662,000		$2,056.55
	Total Fees Previously Paid							-0-
	Total Fee Offsets							362.09
	Net Fee Due							$1,694.46

(1)	American depositary shares (“ADSs”) issuable upon deposit of the common shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-265628). Each ADS represents one common share.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of common shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes common shares that may be purchased by the underwriters pursuant to their option to purchase additional ADSs to cover over-allotment, if any.

(4)	The registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 1,480,000 common shares represented by ADSs issued to the selling shareholders as identified in the Resale Prospectus.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Warrantee, Inc.	F-1	333-268685(a)	12/06/2022		$362.09	Equity	Common shares	Common shares	$3,285,712
Fee Offset Sources	Warrantee, Inc.	F-1	333-268685		12/06/2022						$362.09

(a)	The Registrant’s Registration Statement on Form F-1 (333-268685) was filed on December 6, 2022 but was not declared effective. There were no sales of the Registrant’s securities under the Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of the Registration Statement on June 2, 2023.